                                                  Registration No. 33-


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                         THE PEP BOYS - MANNY, MOE & JACK
              (Exact name of issuer as specified in its charter)


        Pennsylvania                            22-0962915
(State or other jurisdiction               (I.R.S. Employer
of incorporation or organization)          Identification Number)


  3111 West Allegheny Avenue, Philadelphia, Pennsylvania 19132
(Address of principal executive offices)             (Zip code)

                           1990 Stock Incentive Plan
                           (Full title of the plan)

                               Michael J. Holden
                             Senior Vice President
                          and Chief Financial Officer
                       The Pep Boys - Manny, Moe & Jack
                          3111 West Allegheny Avenue
                       Philadelphia, Pennsylvania 19132
                               (215) 229-9000
                     (Name, address and telephone number,
                  including area code, of agent for service)



                                   COPY TO:
                            Daniel D. Rubino, Esq.
                           Willkie Farr & Gallagher
                              One Citicorp Center
                             153 East 53rd Street
                           New York, New York 10022
                                (212) 821-8000



















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                        CALCULATION OF REGISTRATION FEE


                         Proposed      Proposed
Title of     Amount      maximum       maximum      Amount
securities   to be       offering      aggregate    of reg-
to be        regis-      price         offering     istration
registered   tered (1)   per share (2) price (2)    fee

Common Stock,
par value
$1.00 per
share        1,500,000   $28.1875      $42,281,250  $14,580



(1) This Registration Statement covers the additional 1,500,000 shares authorized to be issued under the 1990 Stock Incentive Plan of The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation (the "Registrant"). In addition, this Registration Statement covers an indeterminable number of additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange, Inc. on July 25, 1995.

                                    PART II

                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents, filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference:

             (a) The Registrant's Registration Statement on Form S-8 (Registration No. 33-64248), dated June 7, 1993, filed pursuant to the Securities Act.

             (b) The Registrant's annual report filed on Form 10-K for the fiscal year ended January 28, 1995 (File No. 103381), filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

             (c) The Registrant's quarterly report filed on Form 10-Q for the quarter ended April 29, 1995 (File No. 103381), filed pursuant to the Exchange Act.

             (d) The description of the Registrant's Common Stock, par value $1.00 per share (the "Common Stock"), contained in the Registration Statement on Form 8-A dated June 10, 1983 (File No. 103381) filed pursuant to the Exchange Act, including all amendments and reports filed for the purpose of amending such description, and the description of the Registrant's Common Stock Purchase Rights contained in the Registration Statement on Form 8-A dated December 21, 1987 (File No. 103381), as amended by the Registrant's Form 8 dated June 30, 1989 (File No. 103381), each filed pursuant to the Exchange Act.

        In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 8.  EXHIBITS

Exhibit No.  Description

   4.1 Rights Agreement, dated as of December 17, 1987, between the Registrant and The Philadelphia National Bank, including the form of Right Certificate and Summary of Rights to Purchase Common Stock (incorporated by reference to Exhibit 1 of the Registrants's Current Report of Form 8-K dated December 17, 1987 (File No. 103381))

   4.2 Amendment to Rights Agreement, dated as of June 6, 1989, between the Registrant and The Philadelphia National Bank (incorporated by reference to Exhibit 1 to the Registrant's Current Report on Form 8-K dated June 6, 1989 (File No. 103381))

   5 Opinion of Willkie Farr & Gallagher, counsel to the Registrant, as to the legality of the shares being registered

   23.1      Consent of Deloitte & Touche LLP

   23.2      Consent of Willkie Farr & Gallagher (contained in Exhibit 5)

   24        Power of Attorney (reference is made to the signature page)

                                  SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on this 31st day of July, 1995.


                                 THE PEP BOYS - MANNY, MOE & JACK


                                 By:  /s/ Mitchell G. Leibovitz
                                      Mitchell G. Leibovitz
                                      Chairman of the Board,
                                       President and Chief
                                       Executive Officer

                               POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mitchell G. Leibovitz and Michael J. Holden, and each of them, his true and lawful attorney-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorney-in-facts, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

   Signature                 Capacity                   Date



/s/ Mitchell G. Leibovitz   Chairman of the Board,  July 31, 1995
Mitchell G. Leibovitz        President, Chief
                             Executive Officer and
                             Director (Principal
                             Executive Officer)


/s/ Michael J. Holden       Senior Vice President   July 31, 1995
Michael J. Holden            and Chief Financial
                             Officer (Principal
                             Financial and
                             Accounting Officer)

/s/ Lennox K. Black         Director                July 31, 1995
Lennox K. Black



/s/ Pemberton Hutchinson    Director                July 31, 1995
Pemberton Hutchinson



/s/ Bernard J. Korman       Director                July 31, 1995
Bernard J. Korman

/s/ J. Richard Leaman, Jr.  Director                July 31, 1995
J. Richard Leaman, Jr.



                            Director                _____________
Malcolmn D. Pryor



/s/ Lester Rosenfeld        Director                July 31, 1995
Lester Rosenfeld




/s/ Benjamin Strauss        Director                July 31, 1995
Benjamin Strauss



/s/ Myles H. Tanenbaum      Director                July 31, 1995
Myles H. Tanenbaum



/s/ David V. Wachs          Director                July 31, 1995
David V. Wachs

91430449

                               INDEX TO EXHIBITS



Exhibit No.  Description

   4.1 Rights Agreement, dated as of December 17, 1987, between the Registrant and The Philadelphia National Bank, including the form of Right Certificate and Summary of Rights to Purchase Common Stock
                       (incorporated by reference to Exhibit 1 of the Registrants's Current Report of Form 8-K dated December 17, 1987 (File No. 103381))

   4.2 Amendment to Rights Agreement, dated as of June 6, 1989, between the Registrant and The Philadelphia National Bank (incorporated by reference to Exhibit 1 to the Registrant's Current Report on Form 8-K dated June 6, 1989 (File No. 103381))

   5 Opinion of Willkie Farr & Gallagher, counsel to the Registrant, as to the legality of the shares being registered

   23.1                Consent of Deloitte & Touche LLP

   23.2                Consent of Willkie Farr & Gallagher (contained in
                       Exhibit 5)

   24 Power of Attorney (reference is made to the signature page)